Exhibit 10.6

Letter of Intent between
Beijing Mianping Salt Lake Research Institute
And
Sterling Group Ventures, Inc.
Regarding the development of Dangxiongcuo salt lake property at Nima county of
Tibet of China

Party A: Beijing Mianping Salt Lake Research Institute (“Mianping”)
Party B: Sterling Group Ventures, Inc. (“Sterling”)

Based on mutual benefit, through friendly consultation, both parties have reached following letter of intent regarding the development of Dangxiongcuo salt lake property (“DXC Salt Lake”) at Nima county of Naqu district of Tibet, China:

     1. Parties
Beijing Mianping Salt Lake Research Institute (“Mianping”) is registered in Beijing of China. The legal address is 10-302 No. 2 Building, No. 10 Garden; Minzu University Road South, Haidian District, Beijing. Tel: 010-6830-3209. Fax: 010-8838-2475. The legal representative is Ling Zheng. The title of Ling Zheng is chairman. Nationality is Chinese. His Chinese ID is 110105197203271519.

Sterling Group Ventures, Inc. (“Sterling”) is registered in Nevada of USA. The legal address is 900-789 West Pender Street Vancouver, BC Canada V6C 1H2. The telephone number is 001-604-893-8891. The fax number is 001-604-408-8515. The legal representative is Xuxin Shao. The title of Xuxin Shao is President. The nationality is Canadian. His passport number is P CAN BC229968.

2. Both parties agree to set up a joint venture company (“Joint Venture”) in Tibet of China based on Sino-foreign joint venture enterprise law and related regulations through parent companies or their subsidiaries. The joint venture company is limited liability company. The liabilities of both parties are the amounts in registered capital contributed by both parties. Both parties will share the benefits, risks and losses according to the ownerships in the Joint Venture.

3. The Joint Venture shall conduct the development and operation of DXC Salt Lake Property in the areas that Party A has exploration permit (No. 5400000310026) and the areas that Party A is planning to apply the mining permits. The business ranges of the Joint Venture are comprehensive development of DXC Salt Lake lithium carbonate and borate etc, and purification and production of related products.

4. After this letter of intent is signed, Party B shall send its employees and consultants to visit the site and collect related information for the evaluation of this project. Based on evaluation, both parties shall discuss about the value or price of Party A’s exploration and mining permits, the value of Party A’s Technology for the production of lithium carbonate, and ownerships of future Joint Venture.

5. Party B shall pay its own cost for the evaluation of the project.

6. There are two copies of this letter of Intent. Each party holds one copy.

7. This letter of intent is signed in Beijing of China on July 11, 2005.

Party A:
Beijing Mianping Salt Lake Research Institute
10-302 No. 2 Building, No. 10 Garden;
Minzu University Road South,
Haidian District, Beijing, China
Tel: 010-6830-3209
Fax: 010-8838-2475
Representative: Ling Zheng “Signed”
Date: July 11, 2005

Party B:
Sterling Group Ventures, Inc.
900-789 West Pender Street
Vancouver, BC, Canada V6C 1H2
Tel: 604-893-8891
Fax: 604-408-8515
Representative: Xuxin Shao “Signed”
Date: July 11, 2005